FIRST MODIFICATION OF DEMAND REVOLVING LINE OF CREDIT NOTE

FIRST MODIFICATION OF DEMAND REVOLVING LINE OF CREDIT NOTE by and between UNITED BANK, a Federally chartered bank having a principal place of business at 95 Elm Street, West Springfield, Massachusetts (hereinafter called "Bank", "Lender", or "Holder"), and LANSAL, INC. d/b/a HOT MAMA'S FOODS, a Massachusetts corporation having a principal place of business at 134 Avocado Street, Springfield, Massachusetts (hereinafter referred to as the "Borrower").

1.             The Borrower is the Maker of the following described Demand Revolving Line of Credit Note made payable to the Bank:

Demand Line of Credit Note dated December 28,2012 in the original maximum principal amount of ONE MILLION THREE HUNDRED THOUSAND and 00/100 ($1,300,000.00) DOLLARS (the "Note").

2.             The foregoing Note, as hereby modified, with accrued and continuing interest, costs and expenses thereon is sometimes hereinafter referred to as the "Obligations" or the "Loan". The Borrower presently remains obligated to the Bank on the Obligations which are undisputed, liquidated and fully secured. The Obligations are and shall continue to remain secured by the All-Asset Security Agreement, as modified, first Purchase Money Security Agreement, and all other Loan and Collateral Documents executed in connection therewith (collectively, the "Loan Documents").

3.             FOR VALUABLE CONSIDERATION RECEIVED, the Bank and the Borrower hereby agree to modify certain terms of the Note effective as of the date hereof, as follows:

(i)            The Maximum Principal Amount of the Note is hereby increased to TWO MILLION FIVE HUNDRED THOUSAND and 00/100 ($2,500,000.00) DOLLARS as of the date hereof.

(ii)           The Annual Interest Rate shall be a variable rate equal to the aggregate of: (i) the highest Prime Rate published in The Wall Street Journal, Eastern Edition, plus (ii) three-quarters of one (0.75%) percent. From time to time, the Prime Rate may change whereupon said interest rate hereunder shall be adjusted. If The Wall Street Journal ceases to publish the "Prime Rate", the Prime Rate shall then be determined by the Holder, in its reasonable discretion.

(iii)         Interest on the advanced and outstanding Principal Balance shall be payable monthly in arrears continuing on March 13, 2014 and on the same day of each consecutive month thereafter. The amounts of the monthly payments of interest shall change when and as the Annual Interest Rate is adjusted.

(iv)          The Principal Balance is due and payable ON DEMAND.

(v)           This facility will be reviewed by the Lender annually as of the 30th day of June of each year if no Demand for payment has been made prior thereto. The first annual review will occur as of June 30, 2014, and the Loan will expire on such date if not extended or renewed by the Bank in its discretion. The Bank shall give the Borrower ninety (90) days prior written notice of its determination not to extend or renew this facility.

(vi)          Provided no Event of Default occurs, principal may be borrowed, repaid and reborrowed through June 30, 2014 or through any extended date if the Loan is renewed or extended by the Bank, in its discretion, subject to and in accordance with all of the terms, provisions, limitations and conditions set forth herein and in the Loan Documents, and provided further that the entire Principal balance has not been sooner Demanded as set forth herein.

(vii)         Advances and Borrowing Base. In accordance with the terms hereof, Lender shall consider the Borrower's requests from time to time, for advances hereunder, to be made pursuant to a weekly Borrowing Base Certificate in the form annexed hereto; and Lender may, from time to time, make such advances to the Borrower, at Lender's sole and exclusive discretion. The availability of advances shall not exceed the lesser of:

(a)          TWO MILLION FIVE HUNDRED THOUSAND and 00/100 ($2,500,000.00) DOLLARS; or

(b)         the sum of: (1) eighty (80%) percent of eligible accounts receivable aged sixty days outstanding or less, with concentrations in excess of thirty (30%) percent of outstanding accounts receivable and other accounts receivable not considered as Acceptable Accounts to be excluded, all as determined by the Lender in its sole and exclusive discretion. For purposes hereof, "Acceptable Accounts" shall mean the Borrower's accounts receivable which Lender determines, in its discretion, are of acceptable quality; plus (2) fifty (50%) percent of eligible inventory, including ingredients and packaging, as determined by Lender, in its sole and exclusive discretion, not to exceed the amount of FIVE HUNDRED THOUSAND and 00/100 ($500,000.00) DOLLARS; less (3) reserves for PACA Accounts as determined by the Lender, in its sole and exclusive discretion; and less (4) all amounts drawn on the Letter of Credit.

The aggregate amount of all advances (plus any amounts added to principal pursuant to the terms of this Note) made by Lender to the Borrower hereunder, less all payments and credits which Lender has applied against principal under the terms of this Note, shall constitute the unpaid principal balance due Lender hereunder, while the total amount of the Borrower's indebtedness to Lender by reason of loans, advances, and other appropriate charges, including interest, under this Note, less all payments and credits which Lender has applied against the indebtedness under the terms of this Note, shall constitute the total unpaid balance due Lender hereunder. The Lender's books and records shall at all times constitute prima facie evidence of all amounts due Lender. At least once each month, Lender shall render a statement of account for the amounts due hereunder, which statement shall be considered correct, accepted by, and conclusively binding upon the Borrower, unless the Borrower submits a written objection within fifteen (15) days from the date the statement is mailed to the Borrower;

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4.             All terms and provisions of the Note and all other Loan Documents executed in favor of the Bank by the Borrower, except as expressly modified, shall remain in full force and effect in their original tenor.

5.             The Guarantors hereby reaffirm their joint and several Guarantees of the Note, as modified.

6.             The Borrower and Guarantors shall remain liable for all Obligations arising out of the Note, as modified, and hereby acknowledge and agree that all Collateral shall remain as collateral security for payment and performance of all of the Obligations, without extinguishment, waiver, release or termination of the Bank’s rights or remedies. It is the express intent of the parties hereto that in addition to securing the Obligations, all Collateral security granted to the Bank shall secure any future advances given by the Bank to the Borrower under the Note.

7.             The Borrower and Guarantors hereby jointly and severally acknowledge and reaffirm their continuing Obligations and liabilities in connection with and arising out of the Note, as hereby modified, and all Loan Documents, and hereby agree, covenant and promise to fully and timely pay and perform all Obligations and covenants contained therein.

8.             No term or provision in this Agreement shall affect or disturb the validity or enforceability of the said Note, as modified, or any other Loan Documents.

9.             This Agreement shall not constitute an abrogation, abridgement, novation or waiver of the Note or the Loan Documents, or any rights, powers or remedies contained therein on the part of the Bank, and the Bank hereby reserves all rights and remedies upon all of the aforementioned instruments, without exception.

10.           This Agreement shall be annexed to the Note, shall be incorporated therein and made a part thereof as if restated therein.

[END OF AGREEMENT EXCEPT FOR SIGNATURE PAGE]

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EXECUTED as and for a sealed instrument this 12th day of February, 2014.

Witness:	LANSAL, INC. d/b/a HOT MAMA's FOODS

/s/	By:	/s/ Matthew D. Morse
Its Treasurer

Its Manager	UNITED BANK

/s/		/s/ Authorized Signatory
Its Authorized Signatory

ACKNOWLEDGED AND ASSENTED TO:

Witness:	BML HOLDINGS, LLC

/s/	By:	/s/ Matthew D. Morse
Its Manager

/s/		/s/ Matthew D. Morse
MATTHEW D. MORSE

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